                       RECEIVABLES PURCHASE AGREEMENT



                          dated as of August 31, 2000



                                     Among



                          GOLDEN EAGLE RECEIVABLES LLC,
                                   as Seller,



                           GOLDEN EAGLE LEASING, INC.
                                  as Servicer,



                    FALCON ASSET SECURITIZATION CORPORATION,



                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                       and

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                                    as Agent

                                TABLE OF CONTENTS

PURCHASE ARRANGEMENTS ..............................................................   Page 1
              Section 1.1    Purchase Facility .....................................   Page 1
              Section 1.2    Increases .............................................   Page 2
              Section 1.3    Decreases .............................................   Page 2
              Section 1.4    Payment Requirements ..................................   Page 2
              Section 1.5    Schedule of Aggregate Receivables .....................   Page 3

ARTICLE II
     PAYMENTS AND COLLECTIONS ......................................................   Page 3
              Section 2.1    Payments ..............................................   Page 3
              Section 2.2    Collections Prior to Amortization .....................   Page 3
              Section 2.3    Collections Following Amortization ....................   Page 4
              Section 2.4    Application of Collections ............................   Page 4
              Section 2.5    Payment Recission .....................................   Page 5
              Section 2.6    Purchaser Interests ...................................   Page 5
              Section 2.7    Repurchases and Releases of Receivables ...............   Page 5

ARTICLE III
     CONDUIT FUNDING ...............................................................   Page 6
              Section 3.1    Allocable CP Costs ....................................   Page 6
              Section 3.2    Allocable CP Costs Payments ...........................   Page 6
              Section 3.3    Calculation of Allocable CP Costs .....................   Page 6

ARTICLE IV
     FINANCIAL INSTITUTION FUNDING .................................................   Page 7
              Section 4.1    Financial Institution Funding .........................   Page 7
              Section 4.2    Yield Payments ........................................   Page 7
              Section 4.3    Selection and Continuation of Tranche Periods .........   Page 7
              Section 4.4    Financial Institution Discount Rates ..................   Page 7
              Section 4.5    Suspension of the LIBO Rate ...........................   Page 8

ARTICLE V
     REPRESENTATIONS AND WARRANTIES ................................................   Page 8
              Section 5.1    Representations and Warranties of Seller Parties ......   Page 8
              Section 5.2    Financial Institution Representations and Warranties ..   Page 12

ARTICLE VI
     CONDITIONS OF PURCHASES Page 13
              Section 6.1    Conditions Precedent to Initial Purchase ..............   Page 13
              Section 6.2    Conditions Precedent to All Purchases and Reinvestments   Page 13

ARTICLE VII
     COVENANTS .....................................................................   Page 14
              Section 7.1    Affirmative Covenants of the Seller Parties ...........   Page 14
              Section 7.2    Negative Covenants of the Seller Parties ..............   Page 22

ARTICLE VIII
     ADMINISTRATION AND COLLECTION .................................................   Page 23
              Section 8.1    Designation of Servicer ...............................   Page 23
              Section 8.2    Duties of Servicer ....................................   Page 24
              Section 8.3    Collection Notices ....................................   Page 26
              Section 8.4    Responsibilities of Seller ............................   Page 26
              Section 8.5    Reports ...............................................   Page 26
              Section 8.6    Servicing Fees ........................................   Page 26

ARTICLE IX
     AMORTIZATION EVENTS ...........................................................   Page 27
              Section 9.1    Amortization Events ...................................   Page 27
              Section 9.2    Remedies ..............................................   Page 29

INDEMNIFICATION ....................................................................   Page 29
              Section 10.1   Indemnities by the Seller Parties .....................   Page 29
              Section 10.2   Increased Cost and Reduced Return .....................   Page 32
              Section 10.3   Other Costs and Expenses ..............................   Page 33

ARTICLE XI
     THE AGENT .....................................................................   Page 33
              Section 11.1   Authorization and Action ..............................   Page 33
              Section 11.2   Delegation of Duties ..................................   Page 34
              Section 11.3   Exculpatory Provisions ................................   Page 34
              Section 11.4   Reliance by Agent .....................................   Page 34
              Section 11.5   Non-Reliance on Agent and Other Purchasers ............   Page 35
              Section 11.6   Reimbursement and Indemnification .....................   Page 35
              Section 11.7   Agent in its Individual Capacity ......................   Page 35
              Section 11.8   Successor Agent .......................................   Page 35

ARTICLE XII
     ASSIGNMENTS; PARTICIPATIONS ...................................................   Page 36
              Section 12.1   Assignments ...........................................   Page 36
              Section 12.2   Participations ........................................   Page 37

ARTICLE XIII
     LIQUIDITY FACILITY ............................................................   Page 37
              Section 13.1   Transfer to Financial Institutions ....................   Page 37
              Section 13.2   Transfer Price Reduction Yield ........................   Page 37
              Section 13.3   Payments to the Company ...............................   Page 38
              Section 13.4   Limitation on Commitment to Purchase from the Company .   Page 38
              Section 13.5   Defaulting Financial Institutions .....................   Page 38

ARTICLE XIV
     MISCELLANEOUS .................................................................   Page 39
              Section 14.1   Waivers and Amendments ................................   Page 39
              Section 14.2   Notices ...............................................   Page 40
              Section 14.3   Ratable Payments ......................................   Page 40
              Section 14.4   Protection of Ownership Interests of the Purchasers ...   Page 41
              Section 14.5   Confidentiality .......................................   Page 41
              Section 14.6   Bankruptcy Petition ...................................   Page 42
              Section 14.7   Limitation of Liability ...............................   Page 42
              Section 14.8   Choice of Law .........................................   Page 42
              Section 14.9   Consent to Jurisdiction ...............................   Page 42
              Section 14.10  Waiver of Jury Trial ..................................   Page 43
              Section 14.11  Integration; Binding Effect; Survival of Terms ........   Page 43
              Section 14.12  Counterparts; Severability; Section References ........   Page 43
              Section 14.13  Bank One Roles ........................................   Page 44
              Section 14.14  Characterization ......................................   Page 44

                             EXHIBITS AND SCHEDULES



Exhibit I         -        Definitions

Exhibit II-A      -        Form of Purchase Notice

Exhibit II-B      -        Form of Interim Report

Exhibit III       -        Places of Business of the Seller Parties; Locations
                           of Records; Federal Employer Identification Number(s)

Exhibit IV        -        Form of Hedge Account Agreement

Exhibit V         -        Form of Compliance Certificate

Exhibit VI        -        Form of Collection Account Agreement

Exhibit VII       -        Form of Assignment Agreement

Exhibit VIII      -        Credit and Collection Policy

Exhibit IX        -        Form of Contract(s)

Exhibit X         -        Form of Monthly Report

Exhibit XI        -        Form of Performance Undertaking

Schedule A        -        Commitment of Financial Institutions

Schedule B        -        Closing Documents

                         RECEIVABLES PURCHASE AGREEMENT



         This Receivables Purchase Agreement is dated as of August 31, 2000 among Golden Eagle Receivables LLC, a Delaware limited liability company ("Seller"), Golden Eagle Leasing, Inc., an Arizona corporation ("GELI"), as initial Servicer (the Servicer together with the Seller, the "Seller Parties" and each a "Seller Party"), the funding entities listed on Schedule A to this Agreement (together with their respective successors and assigns hereunder, the "Financial Institutions"), Falcon Asset Securitization Corporation (the "Company") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in
Exhibit I.



                             PRELIMINARY STATEMENTS

         Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

         The Company may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

         In the event that the Company declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to the Company in accordance with the terms hereof.

         Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of the Company and the Financial Institutions in accordance with the terms hereof.



                                    ARTICLE I
                              PURCHASE ARRANGEMENTS

                  Section 1.1 Purchase Facility. Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, the Company may, at its option, instruct the Agent to purchase on behalf of the Company, or if the Company shall decline to purchase, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date. Seller hereby assigns, transfers and conveys to the Agent for the benefit of the Company or the Financial Institutions, as applicable, and the Agent hereby acquires, all of Seller's now owned and existing and hereafter arising or acquired right, title and interest in and to the Purchaser Interests.

                  Section 1.2 Increases. Seller shall provide the Agent with at least three Business Days' prior notice in a form set forth as Exhibit II-A hereto of each Incremental Purchase (a "Purchase Notice"). For each Incremental Purchase which is to be made on a date other than a Settlement Date, Seller shall also provide the Agent with an interim monthly report (an "Interim Report") in the form set forth as Exhibit II-B hereto. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 and which shall be an integral multiple of $100,000) and date of purchase and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Seller may submit to the Agent no more than four Purchase Notices during any Accrual Period. Following receipt of a Purchase Notice, the Agent will determine whether the Company agrees to make the purchase. If the Company declines to make a proposed purchase, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, the Company or the Financial Institutions, as applicable, shall deposit to Account No. 942-843-4636 at Fleet National Bank, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of the Company, the aggregate Purchase Price of the Purchaser Interests the Company is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

                  Section 1.3 Decreases. Seller shall provide the Agent with at least two Business Days' prior written notice of any reduction of Aggregate Capital requested by Seller (a "Reduction Notice"). Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur, and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of the Company and the Financial Institutions in accordance with the amount of Capital (if any) owing to the Company, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. Notwithstanding the foregoing, the Aggregate Reduction will not be made if the Amortization Date shall have occurred for any reason on or prior to the Proposed Reduction Date.

                  Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to Seller, the Agent may offset the amount owed by it to Seller in connection with an

Incremental Purchase for all amounts due and payable hereunder. All computations of Yield, per annum fees calculated as part of any Allocable CP Costs, per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                  Section 1.5 Schedule of Aggregate Receivables. The Servicer shall furnish to the Agent at any time upon request a list of all Receivables then subject to this Agreement (the "Schedule of Aggregate Receivables"), together with a reconciliation of such list to the previous Schedule of Aggregate Receivables and to each of the Seller's reacquisitions of Released Overdue Receivables occurring before such request indicating the removal of such Released Overdue Receivables. Upon request, the Servicer shall furnish a copy of any such list to the Seller. The Agent and the Seller shall hold the Schedule of Aggregate Receivables for examination by interested parties during normal business hours at their respective offices located at the addresses set forth on the signature pages hereto.

                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

                  Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all Allocable CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts payable pursuant to Article X, if any, (vi) all Third-Party Servicer Costs, (vii) all Broken Funding Costs, (viii) all Hedging Costs incurred by the Agent or the Purchaser, (ix) any Hedge Account Required Deposit, and (x) all Default Fees (collectively, the "Obligations"). If any Seller Party fails to pay any of the Obligations when due, such Seller Party agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

                  Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer (after the initial purchase of a Purchaser Interest hereunder) shall be deposited into the Collection Account within one Business Day. At any time any Collections are deposited into the Collection Account prior to the Amortization Date, the Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such deposit, a reinvestment (each a "Reinvestment") with that portion of each and every Collection received by the Servicer that is part of any Purchaser Interest, such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such deposit and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such deposit (except that no such Reinvestment shall be made if and to the extent that such Reinvestment would cause the Purchaser Interest to exceed 100%). The Servicer shall instruct the Collection Account Bank to remit to the Servicer all of such reinvested Collections which shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids; provided, however, prior to an Amortization Event, the Servicer shall have no obligation to physically segregate such collections and may use such funds for general corporate purposes. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account and shall apply such portion of the amounts set aside during the preceding Settlement Period (along with any Hedge Receipts received during such Settlement Period) as shall be necessary to reduce accrued and unpaid Allocable CP Costs, Yield and other Obligations to zero. If such Allocable CP Costs, Yield and other Obligations shall be reduced to zero, any additional Collections received by the Servicer and Hedge Receipts shall (i) if applicable, be remitted to the Agent's account no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) thereafter be remitted from the Servicer to Seller on such Settlement Date.

                  Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall direct the Operating Account Bank to deposit into the Collection Account, for the holder of each Purchaser Interest, all Collections received on such day. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) direct the Collection Account Bank to remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts, together with any Hedge Receipts, to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

                  Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

                  first, to the payment of any sales taxes actually collected and deposited in the Collection Account with respect to the Receivables,

                  second, to the payment of Third-Party Servicing Costs,

                  third, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

                  fourth, (if applicable) in reduction of Capital of the Purchaser Interests, fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses when the Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to the Seller.

                  Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 2.4, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

                  Section 2.5 Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application relating to such Aggregate Unpaids so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refund.

                  Section 2.6 Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall, within one (1) Business Day, pay to the Agent an amount to be applied to reduce the Aggregate Capital of the Purchaser Interests (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

                  Section  2.7      Repurchases and Releases of Receivables.

                           (a)      Clean Up Call. In addition to Seller's
rights pursuant to Section 1.3, Seller shall have the right (after providing at least two Business Days' written notice to the Agent), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

                           (b)      Releases of Delinquent and Charged-Off
Receivables. Upon not less than two Business Days' written notice to the Agent, the Seller shall also be entitled at any time to reacquire from the Agent all of the interests in any Receivable which, immediately prior to such repurchase, constitutes a part of the Purchaser Interest and which is a Delinquent (61) Receivable or a Charged-Off Receivable (a "Released Overdue Receivable"); provided, that no such Receivable may be so reacquired unless each of the conditions specified in Section 6.2 for an Incremental Purchase or a Reinvestment shall be satisfied. Upon satisfaction of such conditions, the Agent's interest in such Released Overdue Receivables shall be automatically and without further action released by the Agent, and no payment shall be due to Agent in connection with such release. Such release shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

                           (c)      Repurchases in Connection with Takeout
Financing. Upon not less than ten Business Days' notice to the Agent, the Seller shall be entitled to repurchase all (but not less than all) of the Receivables which immediately prior to such repurchase constitute a part of the Purchaser Interest in connection with the occurrence of a Takeout Financing. The aggregate purchase price in respect of such repurchase shall be an amount equal to the Aggregate Unpaids immediately prior to such repurchase, and such purchase price shall be payable to the Agent by wire transfer of immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.



                                  ARTICLE III
                                CONDUIT FUNDING

                  Section 3.1 Allocable CP Costs. Seller shall pay Allocable CP Costs with respect to the Capital associated with each Purchaser Interest of the Company for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue Allocable CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by the Company and funded substantially with Pooled Commercial Paper.

                  Section 3.2 Allocable CP Costs Payments. On each Settlement Date, Seller shall pay to the Agent (for the benefit of the Company) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of the Company ("Allocable CP Costs") for the immediately preceding Accrual Period in accordance with Article II.

                  Section 3.3 Calculation of Allocable CP Costs. On the third Business Day immediately preceding each Settlement Date, the Company shall calculate the aggregate amount of Allocable CP Costs for the applicable Accrual Period and shall notify the Seller of such aggregate amount.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

                  Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another

Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate. If the Financial Institutions acquire by assignment from the Company any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

                  Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

                  Section 4.3 Selection and Continuation of Tranche Periods. (a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on each Settlement Date.

                           (b)      Seller or the Agent, upon notice to and
consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day, such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of the Company be combined with a Purchaser Interest of the Financial Institutions.

                  Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Base Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and
(ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate.

                  Section 4.5 Suspension of the LIBO Rate. (a) If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Base Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

                           (b)      If less than all of the Financial
Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, the Company or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to the Company and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and
(ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  Section 5.1 Representations and Warranties of Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                           (a)      Corporate Existence and Power. Such Seller
Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                           (b)      Power and Authority; Due Authorization,
Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

                           (c)      No Conflict. The execution and delivery by
such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance by such Seller Party with any bulk sales act or similar law.

                           (d)      Governmental Authorization. Other than the
filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                           (e)      Actions, Suits.

                                            (A)      There are no actions, suits
                           or proceedings pending, or to the best of Seller's knowledge, threatened, against or affecting Seller, or any of its properties, in or before any court, arbitrator or other body. Seller is not in default with respect to any order of any court, arbitrator or governmental body.

                                            (B)      There are no actions, suits
                           or proceedings pending, or to the best of GELI's knowledge, threatened, against or affecting GELI, or any of its properties, in or before any court, arbitrator or other body that could reasonably be expected to have a Material Adverse Effect. GELI is not in default with respect to any order of any court, arbitrator or governmental body that could reasonably be expected to have a Material Adverse Effect.

                           (f)      Binding Effect. This Agreement and each
other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                           (g)      Accuracy of Information. All information
heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                           (h)      Use of Proceeds. No proceeds of any purchase
hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                           (i)      Good Title. Immediately prior to each
purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

                           (j)      Perfection. This Agreement, together with
the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections. All actions have been taken that are necessary to ensure that the Originator shall obtain and maintain a perfected security interest, free and clear of any Adverse Claims, in all Related Equipment (other than any Related Equipment Securing a Contract (such Contract, an "Excepted Contract") under which the original receivable balance was less than (i) $20,000 for any Wireless Contract or (ii) $8,000 for any POS Contract).

                           (k)      Places of Business. The principal places of
business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with
Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit III.

                           (l)      Collections. The conditions and requirements
set forth in Section 7.1(k) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of each Receiving Bank, together with the account numbers of the Receiving Accounts of Seller at each Receiving Bank and the post office box number of each Lock-Box, are listed on Exhibit III to the Sale Agreement. The Collection Account shall at all times be subject to a Collection Account Agreement in the form of

Exhibit VI. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Receiving Account, or the right to take dominion and control of any such Receiving Account at a future time or upon the occurrence of a future event.

                           (m)      Material Adverse Effect. Since December 31,
1999, no event has occurred that would have a Material Adverse Effect.

                           (n)      Names. In the past five (5) years, no Seller
Party has used any corporate names, trade names or assumed names other than (i) the name in which it has executed this Agreement and (ii) in the case of GELI, "Hypercom Financial, Inc."

                           (o)      Ownership of Seller. GELI and the Special
Member are the sole members of Seller, and each holds its membership interest free and clear of any Adverse Claim.

                           (p)      Not a Holding Company or an Investment
Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                           (q)      Compliance with Law.

                                            (A)      Seller has complied in all
                           respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                                            (B)      Each Receivable, together
                           with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

                                            (C)      GELI has complied in all
                           respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent any failure to comply would not have a Material Adverse Effect.

                           (r)      Compliance with Credit and Collection
Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

                           (s)      Payments to Originator. With respect to each
Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                           (t)      Enforceability of Contracts. Each Contract
with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and accrued Finance Charges thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                           (u)      Eligible Receivables. Each Receivable
included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

                           (v)      Discounted Receivables Balance. Immediately
after giving effect to each purchase hereunder, the Discounted Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Loss Reserves.

                  Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and the Company that:

                           (a)      Existence and Power. Such Financial
Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                           (b)      No Conflict. The execution and delivery by
such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

                           (c)      Governmental Authorization. No authorization
or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

                           (d)      Binding Effect. This Agreement constitutes
the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

                  Section 6.1 Conditions Precedent to Initial Purchase. The initial purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

                  Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and each Reinvestment shall be subject to the further conditions precedent that, after taking such purchase or Reinvestment into account:

                           (a)      in the case of each such purchase or
Reinvestment, the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports and Interim Reports as and when due under Section 8.5 and all Interim Reports as and when due under Section 1.2;

                           (b)      the Facility Termination Date shall not have
occurred;

                           (c)      no Amortization Event or Potential
Amortization Event shall have occurred and be continuing;

                           (d)      the Agent shall have received such other
approvals, opinions or documents as it may reasonably request;

                           (e)      the Aggregate Capital does not exceed the
Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

                           (f)      either (x) the amount of funds in the Hedge
Account on such date shall equal or exceed the Hedge Account Required Balance as of such date or (y) Seller shall have arranged for Interest Rate Hedges in respect of the Receivables which are satisfactory in form and substance to the Agent.

With respect to each Incremental Purchase, as a condition to such Incremental Purchase, on the date of such purchase the Seller and GELI represent and warrant that the representations and warranties set forth in Section 5.1 are true and correct, as such representations and warranties apply to either Seller or GELI, on and as of the date of such Incremental Purchase (and after giving effect thereto) as though made on and as of such date.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                  ARTICLE VII
                                   COVENANTS

                  Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

                           (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                                            (i)      Annual Reporting. Within
         90 days after the close of each of its respective fiscal years, (A) unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for GELI and its consolidated subsidiaries for such fiscal year and (B) unaudited financial statements (which shall include balance sheets and statements of income and retained earnings) for Seller for such fiscal year.

                                            (ii)     Quarterly Reporting. Within
         45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of GELI and its consolidated subsidiaries as of the close of each such period and statements of income and retained earnings and a statement of cash flows for GELI and its consolidated subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer or another Authorized Officer.

                                            (iii)    Compliance Certificate.
         Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by an Authorized Officer of GELI and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                                            (iv)     Shareholders Statements and
         Reports. Promptly upon the furnishing thereof to the shareholders of any Seller Party copies of all financial statements, reports and proxy statements so furnished.

                                            (v)      S.E.C. Filings. Promptly
         upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Seller Party or any of its Subsidiaries files with the Securities and Exchange Commission.

                                            (vi)     Copies of Notices. Promptly
         upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or the Company, copies of the same.

                                            (vii)    Change in Credit and
         Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

                                            (viii)   Other Information.
         Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

                           (b)      Notices. Such Seller Party will notify the
Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                                            (i)      Amortization Events or
         Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                                            (ii)     Judgments and Proceedings.

                           (A) The entry of any judgment or decree against the Seller or any Subsidiary of any Seller Party; or the institution of any litigation, arbitration proceeding or governmental proceeding against such Seller Party or any Subsidiary of any Seller Party.

                           (B) The entry of any judgment or decree against the Servicer or any Subsidiary of the Servicer; or the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer if the aggregate amount of all judgments and decrees then outstanding against the Servicer exceeds $250,000.

                                            (iii)    Material Adverse Effect.
         The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

                                            (iv)     Amortization Date. The
         occurrence of the "Termination Date" under and as defined in the Receivables Sale Agreement.

                                            (v)      Defaults Under Other
         Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which any Originator Party is a debtor or an obligor.

                                            (vi)     Downgrade of Originator or
         Provider. Any downgrade in any rating that may be assigned to any Indebtedness of GELI or the Provider by Standard and Poor's Ratings Services or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                           (c)      Compliance with Laws and Preservation of
Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted.

                           (d)      Audits. Such Seller Party will furnish to
the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters.

                           (e)      Keeping and Marking of Records and Books.

                                            (i)      The Servicer will maintain
         and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                                            (ii)     Such Seller Party will (A)
         on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and
         (B) upon the occurrence and during the continuation of an Amortization Event or Potential Amortization Event (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including all multiple originals of any such Contract) relating to the Receivables.

                           (f)      Compliance with Contracts and Credit and
Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                           (g)      Performance and Enforcement of Receivables
Sale Agreement. Seller shall, and shall require each Originator Party to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, shall purchase Receivables thereunder in strict compliance with the terms thereof and shall vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

                           (h)      Ownership. Seller shall take all necessary
action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request). Seller shall take all action necessary to ensure that the Originator shall obtain and maintain a perfected security interest, free and clear of any Adverse Claims, in all Related Equipment (other than any Related Equipment securing an Excepted Contract).

                           (i)      Purchasers' Reliance. Seller acknowledges
that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from the Originator. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Originator Party and any Affiliates thereof and not just a division of any Originator Party. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller shall:

                           (A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Originator Party (including by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                           (B) compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and Originator or such Affiliate, as applicable;

                           (C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator Party, Seller shall lease such office at a fair market rent;

                           (D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

                           (E) conduct all transactions with Originator and the Servicer strictly on an arm's-length basis, allocate all overhead expenses (including, telephone and other utility charges) for items shared between Seller and Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                           (F)      at all times maintain a Special Member;

                           (G) observe all company formalities as a distinct entity, and ensure that all company actions relating to (A) the selection, maintenance or replacement of the Special Member, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its members (including the Special Member);

                           (H) maintain Seller's books and records separate from those of Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Originator Party;

                           (I) prepare its financial statements separately from those of any Originator Party and insure that any consolidated financial statements of any Originator Party or any Affiliate thereof that include Seller have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                           (J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of each Originator Party and only maintain bank accounts or other depository accounts to which the Seller alone is the account party, into which the Seller alone makes deposits and from which the Seller alone (or the Servicer or the Agent hereunder) has the power to make withdrawals;

                           (K) pay all of Seller's operating expenses from the Seller's own assets (except for certain payments by Originator Parties or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                           (L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originator thereunder for the purchase of Receivables from the Originator, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                           (M) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its LLC Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including this Section 7.1(i);

                           (N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                           (O) maintain its separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

                           (P) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                           (Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Snell & Wilmer, P.C., as counsel for Seller, in connection with the closing or initial purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                           (j)      Taxes. Such Seller Party shall file all tax
returns and reports required by law to be filed by it and shall promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Company, the Agent or any Financial Institution.

                           (k)      Collections. Such Seller Party will cause
(1) all proceeds from each Lock-Box to be directly deposited by the related Lock-Box Bank into the related Lock-Box Account and (2) all Automatic Debit Collections to be deposited directly into the Collection Account. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account Bank and deposited into the Collection Account within one (1) Business Day following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. The Seller will cause the Collection Account at all times to be subject to a Collection Account Agreement. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and each Receiving Account and shall not grant the right to take dominion and control of any Lock-Box or Receiving Account at a future time or upon the occurrence of a future event to any Person.

                           (l)      Insurance. Seller will maintain in effect,
or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance covering the Related Equipment as Seller shall deem appropriate in its good faith business judgment. The Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to the Agent evidence satisfactory to the Agent of such insurance coverage. Copies of each policy shall be furnished to the Agent and any Purchaser in certificated form upon the Agent's or such Purchaser's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

                           (m)      Takeout Financing. Not later than the
Takeout Financing Deadline, the Seller Parties shall effect a Takeout Financing.

                  Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

                           (a)      Name Change, Offices and Records. Such
Seller Party will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

                           (b)      Change in Payment Instructions to Obligors.
Such Seller Party will not add or terminate any bank as a Receiving Bank, or make any change in the instructions to Obligors regarding payments to be made to any Receiving Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box Account or Collection Account.

                           (c)      Modifications to Contracts and Credit and
Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                           (d)      Sales, Liens. Seller shall not sell, assign
(by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or the Originator.

                           (e)      Discounted Receivables Balance. At no time
prior to the Amortization Date shall Seller permit the Discounted Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital of all the Purchaser Interests plus (ii) the Loss Reserve.

                           (f)      Termination Date Determination. Seller will
not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

         Section 7.3.      Hedging. (a)     On each Settlement Date, the
Servicer shall deposit into the Hedge Account an amount of Collections or other funds at least equal to at least to the Hedge Account Required Deposit as of such Settlement Date.

                           (b)      On each Settlement Date, if no Amortization
Event or Potential Amortization Event has occurred and if and to the extent that the amount of funds on deposit in the Hedge Account exceeds the Hedge Account Required Amount, then the Servicer shall be entitled to direct the Hedge Account Intermediary to withdraw such excess from the Hedge Account and transfer such excess funds to the Servicer.

                           (c)      On any date on which an Amortization Event
or Potential Amortization Event has occurred and is continuing, the Agent shall be entitled to withdraw any or all of the funds from the Hedge Account and use such funds for the purpose of acquiring one or more Interest Rate Hedges.



                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

                  Section 8.1 Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated in accordance with this Section 8.1. GELI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may designate any Person as Servicer to succeed GELI at any time following the occurrence and during the continuation of an Amortization Event, a Potential Amortization Event or any other event which the Agent in good faith believes could have a Material Adverse Effect.

                           (b)      Without the prior written consent of the
Agent and the Required Financial Institutions, GELI shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) the Seller and (ii) with respect to certain Charged-Off Receivables, outside collection agencies or other similar entities in accordance with its customary practices. Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by GELI. If the Agent shall designate as Servicer any other Person to succeed GELI, all duties and responsibilities theretofore delegated by GELI to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to GELI and to Seller.

                           (c)      Notwithstanding the foregoing subsection
(b), for the period during which GELI is acting as Servicer hereunder (i) GELI shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with GELI in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than GELI in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. GELI, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

                  Section 8.2 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                           (b)      The Servicer will instruct all Point-of-Sale
Obligors to pay all Collections directly to the Collection Account and all Wireless Obligors to pay all collections directly to either the Collection Account or a Lock-Box. The Servicer shall cause any payments made by Automatic Debit Collection to be deposited directly into the Collection Account from each Obligor's relevant account. In the case of any remittances received in any Lock-Box that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. On each Business Day, the Servicer shall cause all amounts on deposit in the Operating Account or any Lock-Box Account related to the Receivables to be remitted to the Collection Account.

                           (c)      The Servicer shall administer the
Collections in accordance with the procedures described herein and in Article
II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with
Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article
II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                           (d)      The Servicer may, in accordance with the
Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                           (e)      The Servicer shall hold in trust for Seller
and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof, turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

                           (f)      Any payment by an Obligor in respect of any
indebtedness owed by it to the Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

                           (g)      The Servicer, for the benefit of the Agent
and the Purchasers, shall establish and maintain an account bearing the designation "Golden Eagle Receivables LLC, (the "Collection Account") at Fleet National Bank. The Collection Account shall be the property of the Seller subject to the rights of the Agent in the property held in the Collection Account.

                           (h)      The Servicer, for the benefit of the Agent
and the Purchasers, shall establish and maintain with the Hedge Account Intermediary an account bearing the designation "Golden Eagle Receivables LLC" (the "Hedge Account"). The Hedge Account shall be the property of the Seller subject to the rights of the Agent in the property held in the Hedge Account. The Hedge Account is an account to which Financial Assets will be credited. Funds held in the Hedge Account shall be invested in such Financial Assets as shall be selected by the Servicer with the approval of the Agent, provided that
(i) no such Financial Assets shall have ratings of less than A-1 from Standard & Poor's Ratings Services or P-1 from Moody's Investors Service, Inc. and (ii) no such Financial Assets shall mature on a date later than the next following Settlement Date. Investment earnings on such Financial Assets shall be retained in the Hedge Account.

                  Section 8.3 Collection Notices. The Agent is authorized, at any time (i) after the termination of GELI as Servicer or the appointment of another Person as subservicer in accordance with the provisions of Section 8.1 or (ii) following the occurrence and during the continuance of any Amortization Event, Potential Amortization Event or any other event which the Agent in good faith believes could have a Material Adverse Effect, to date and to deliver to the Collection Account Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Collection Account. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

              Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder upon the termination of GELI as Servicer in accordance with the provisions of Section 8.1, shall not release the Servicer, the Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

              Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) on the tenth day of each month (or, if such day is not a Business Day, on the immediately following Business Day) and at such other times as the Agent shall request, a Monthly Report, (ii) on the 21st day of each month (or, if such day is not a Business Day, on the immediately following Business Day), an Interim Report containing information that is accurate as of the 14th day of such month (or, if such day is not a business Day, as of the immediately following Business Day) and (iii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables. Unless otherwise requested by the Agent, all computations in such Monthly Report shall be made as of the close of business on the last day of the Accrual Period preceding the date on which such Monthly Report is delivered.

              Section 8.6 Servicing Fees. In consideration of GELI's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as GELI shall continue to perform as Servicer hereunder, the Seller shall on each Settlement Date pay over to GELI a monthly fee equal to one-twelfth of 1.00% multiplied by the lesser of (i) the Outstanding Balance or (ii) the Aggregate Capital as compensation for its servicing activities.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

              Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                    (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for one (1) Business day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for three (3) consecutive Business Days.

                    (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

                    (c) Failure of Seller to pay when due any Indebtedness or the failure of any other Seller Party to pay when due Indebtedness in excess of $250,000 or the failure of the Provider to pay when due any Indebtedness in excess of $500,000, or the failure of any such Person to pay any interest or premium on such Indebtedness when due or within any applicable grace period; or the default by any Seller Party or the Provider in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party or the Provider shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                    (d) (i) The Provider, any Seller Party or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Provider, any Seller Party or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) the Provider, any Seller Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

                    (e) Seller shall fail to comply with the terms of Section
2.6 hereof.

                    (f) The Servicer or Sellers, as applicable, default on any Interest Rate Hedge in respect of the Receivables.

                    (g) A Change of Control shall occur.

                    (h) A Change of Ownership shall occur.

                    (i) As of the end of any Accrual Period, the Pool Three-Month Average Delinquency Ratio shall exceed 2.6%.

                    (j) As of the end of any Accrual Period, the Consolidated Three-Month Average Delinquency Ratio shall exceed 2.6%.

                    (k) As of the end of any Accrual Period, the Pool Three-Month Average Loss to Liquidation Ratio shall exceed 26.5%.

                    (l) As of the end of any Accrual Period, the Consolidated Three-Month Average Consolidated Loss to Liquidation Ratio shall exceed 26.5%.

                    (m) As of the end of any Accrual Period, the Pool Three-Month Average Collections to Balance Ratio shall be less than 3.2%.

                    (n) As of the end of any Accrual Period, the Consolidated Three-Month Average Collections to Balance Ratio shall be less than 3.2%.

                    (o) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $250,000, individually or in the aggregate, shall be entered against the Provider or the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without bonding or a stay of execution.

                    (p) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

                    (q) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto, the Related Equipment and the Collection Accounts.

                    (r) The Provider shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of The Provider, or The Provider shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

              Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions:
(i) replace the Person then acting as Servicer (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Account Banks, (v) notify Obligors of the Purchasers' interest in the Receivables and (vi) acquire one or more Interest Rate Hedges. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                    ARTICLE X
                                INDEMNIFICATION

              Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) each of Seller and Servicer hereby agrees to indemnify the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing, together with the exclusions set forth below, being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and
(B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and
(B):

                            (i) Indemnified Amounts to the extent a final
              judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                            (ii) Indemnified Amounts to the extent the same
              includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                            (iii) taxes imposed by any jurisdiction in which
              such Indemnified Party is subject to taxation, on or measured by the overall net income of such Indemnified Party (a) to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the

              Related Security, the Collection Accounts and the Collections or
              (b) such tax was assessed due to the failure of such Indemnified party to observe its obligations under Section 14.14(c);

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

                            (i) any representation or warranty made by any
              Seller Party or the Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                            (ii) the failure by any Seller, the Servicer or the
              Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of the Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                            (iii) any failure of Seller, the Servicer or the
              Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                            (iv) any products liability, personal injury or
              damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                            (v) any dispute, claim, offset or defense (other
              than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                            (vi) the commingling of Collections of Receivables
              at any time with other funds;

                            (vii) any investigation, litigation or proceeding
              related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                            (viii) any inability to litigate any claim against
              any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                            (ix) any Amortization Event described in Section
              9.1(d);

                            (x) any failure of Seller to acquire and maintain
              legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to the Originator under the Receivables Sale Agreement in consideration of the transfer by the Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                            (xi) any failure to vest and maintain vested in the
              Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                            (xii) the failure to have filed, or any delay in
              filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections (except as relates to the Excepted Contracts) with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                            (xiii) any action or omission by any Seller Party
              which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

                            (xiv) any attempt by any Person to void any
              Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action;

                            (xv) any failure of performance by any party or any
              default under or termination of any Interest Rate Hedge.

                            (xvi) the failure of any Receivable included in the
              calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

              Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction; provided, however, that if the Agent fails to make such demand within 90 days after it obtains knowledge of such increased costs, reductions or other compensable items ("costs"), the Funding Source shall, with respect to compensation payable in respect of any such costs, only be entitled to compensation for such costs incurred from and after the 90th day preceding the day the Agent does make such demand.

              Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and the Company on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of the Company's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for the Company and the Agent (which such counsel may be employees of the Company or the Agent) with respect thereto and with respect to advising the Company and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all reasonable costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                   ARTICLE XI
                                   THE AGENT

              Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

              Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

              Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

              Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Company or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Company or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

              Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

              Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

              Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

              Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                   ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

              Section 12.1 Assignments. (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by the Company of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to
Section 13.1 or to any other Person, and upon such assignment, the Company shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of the Company of this Agreement or all or any of the Purchaser Interests of the Company shall have all of the rights and benefits under this Agreement as if the term "the Company" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of the Company hereunder. Neither the Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

                    (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of the Company shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. and must agree to deliver to the Agent, promptly following any request therefor by the Agent or the Company, an enforceability opinion in form and substance satisfactory to the Agent and the Company. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be an Financial Institution party to this Agreement and shall have all the rights and obligations of an Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

                    (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of the Company or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to the Company, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

              Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay the Company its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Company and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial

Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

                                  ARTICLE XIII
                               LIQUIDITY FACILITY

              Section 13.1 Transfer to Financial Institutions. Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from the Company delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from the Company, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of the Company as specified by the Company. Each such assignment by the Company shall be made pro rata among the Financial Institutions, provided, however, that the Company may at any time and from time to time, in its sole and absolute discretion, make any such assignment to any Affected Financial Institution on a non-pro rata basis. Each Financial Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between the Company and any Financial Institution) to the Agent at an account designated by the Agent, for the benefit of the Company, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to the Company in reliance upon such assumption. The Company hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from the Company, effective upon the receipt by the Company of the Company Transfer Price, the Purchaser Interests of the Company which are the subject of any transfer pursuant to this Article XIII.

              Section 13.2 Transfer Price Reduction Yield. If the Adjusted Liquidity Price is included in the calculation of the Company Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to the Company the Reduction Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

              Section 13.3 Payments to the Company. In consideration for the reduction of the Company Transfer Prices by the Company Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the Company Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to the Company any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

              Section 13.4 Limitation on Commitment to Purchase from the Company. Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from the Company, pursuant to Section 13.1 or otherwise, if:

                            (i) The Company shall have voluntarily commenced any
              proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Company or taken any corporate action for the purpose of effectuating any of the foregoing; or

                            (ii) involuntary proceedings or an involuntary
              petition shall have been commenced or filed against the Company by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Company and such proceeding or petition shall have not been dismissed.

              Section 13.5 Defaulting Financial Institutions. If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "the Company Transfer Price Deficit"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the Non-Defaulting Financial Institutions) of the Company Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that the Company may have under applicable law, each Defaulting Financial Institution shall pay to the Company forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to the Company in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

                                   ARTICLE XIV
                                  MISCELLANEOUS

              Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                    (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). The Company, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                            (i) without the consent of each affected Purchaser,
              (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any Allocable CP Costs (or any component of Yield or Allocable CP Costs thereof), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment,
              (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Reserve," or "Loss Percentage," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                            (ii) without the written consent of the then Agent,
              amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, the Agent may, with the consent of Seller, amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and the Company may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

                    (c) In the event that the Seller or the Originator effects a Takeout Financing and the terms of the operative documents created in connection with such Takeout Financing contain provisions which are more favorable to the investors in such Takeout Financing than the terms of the Basic Documents with respect to either eligibility criteria for receivables (including concentration limits) or the required level of credit enhancement, then the Agent shall have the right to cause the Seller, each Originator and the Servicer (and any Affiliate thereof) to amend the Basic Documents to incorporate any such more favorable provisions, and the Seller, the Originator and the Servicer agree to enter into such an amendment.

              Section 14.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

              Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

              Section 14.4 Protection of Ownership Interests of the Purchasers.
(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                    (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

              Section 14.5 Confidentiality. (a) Each Seller Party, the Agent and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to each Seller Party (except to the extent provided in Section 14.5(b) below) the Agent and the Company and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                    (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or the Company by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

              Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

              Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Company, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against the Company, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

              Section 14.8 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

              Section 14.9 Consent to Jurisdiction. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH OF SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

              Section 14.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

              Section 14.11 Integration; Binding Effect; Survival of Terms.

                    (a) This Agreement, each Collection Account Agreement and the Fee Letter contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                    (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

              Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

              Section 14.13 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for the Company or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for the Company or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this
Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including in its role as administrative agent for the Company, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

              Section 14.14 Characterization.

                    (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale in the state of Connecticut, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or the Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or the Originator.

                    (b) If the conveyance by Seller to the Agent for the benefit of the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law. In furtherance of the foregoing, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all other rights and payments relating to the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                    (c) For purposes of federal, state and local income taxes, sales taxes and similar taxes, the parties shall treat: (i) the amounts advanced from time to time to Seller by Company and any Purchaser as a loan to, and the indebtedness of, Seller and not as the proceeds from the sale by Seller of any interest in the Receivables or Related Security and (ii) the payments made by Seller to Agent for the benefit of the Company and any Purchaser as (in the following order) (x) the payment of any costs of Agent or any Purchasers that are required to be reimbursed hereunder, (y) interest on the outstanding balance from time to time of the loans made hereunder, and (z) the repayment of the principal balance of such loans.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Receivables Purchase Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                            GOLDEN EAGLE RECEIVABLES LLC


                            By: ______________________________________________
                            Name:
                            Title:

                            Address:   90 Grove Street
                                       Ridgefield, CT 06877


                            GOLDEN EAGLE LEASING, INC.



                            By: ______________________________________________
                            Name:
                            Title:

                            Address:   90 Grove Street
                                       Ridgefield, CT 06877




                            FALCON ASSET SECURITIZATION
                            CORPORATION



                            By:_______________________________________________
                                       Authorized Signatory

                            Address:   c/o Bank One, NA
                                       (Main Office Chicago), as Agent
                                       Asset Backed Finance
                                       Suite 0079, 1-19
                                       1 Bank One Plaza
                                       Chicago, Illinois 60670-0079
                            Fax:       (312) 732-1844

                            Bank One, NA (Main Office Chicago), as a Financial Institution and as Agent



                            By:_______________________________________________
                            Name:
                            Title:

                            Address: Bank One, NA (Main Office Chicago) Asset Backed Finance
                                       Suite IL1-0594, 1-21
                                       1 Bank One Plaza
                                       Chicago, Illinois  60670-0594

                            Fax:       (312) 732-4487

                                    EXHIBIT I

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month in which such initial purchase occurs.

      "Acquisition Amount" means, on the date of any purchase from the Company of Purchaser Interests pursuant to Section 13.1, (i) with respect to each Financial Institution, the lesser of (a) such Financial Institution's Pro Rata Share of the Company Transfer Price and (b) such Financial Institution's unused Commitment.

      "Adjusted Liquidity Price" means, in determining the Company Transfer Price for any Purchaser Interest, an amount equal to

                       |-                |-            -|  -|
                       |                 |     NDR      |   |
                    RI | (i) DC    (ii)  |   -------    |   |
                       |                 |    1.225     |   |
                       |-                |-            -|  -|


      where:

            RI  =   the undivided percentage interest evidenced by such
                    Purchaser Interest.

            DC  =   the Deemed Collections.

            NDR = the Outstanding Balance of all Receivables as to which any payment, or part thereof, has not remained unpaid for 121 days or more from the due date for such payment.

Each of the foregoing shall be determined from the most recent Monthly Report or Interim Report received from the Servicer.

      "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                                    Exh. I-1

      "Affected Financial Institution" has the meaning specified in Section 12.1(c).

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Agent" has the meaning set forth in the preamble to this Agreement.

      "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

      "Aggregate Reduction" has the meaning specified in Section 1.3.

      "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, Allocable CP Costs, Yield, Aggregate Capital, Third-Party Servicing Costs and all other unpaid Obligations (whether due or accrued) at such time.

      "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

      "Allocable CP Costs" has the meaning set forth in Section 3.2.

      "Amortization Date" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, and (iv) the date which is 30 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

      "Amortization Event" has the meaning specified in Article IX.

      "Assignment Agreement" has the meaning set forth in Section 12.1(b).

      "Authorized Officer" shall mean, with respect to any Seller Party, its respective corporate controller or chief financial officer, president or secretary who is authorized to sign on behalf of the respective Seller Party.

                                    Exh. I-2

      "Automatic Debit Collection" means the payment under a Contract by an Obligor by means of automatic electronic funds transfer from the Obligor's bank account to the Collection Account.

      "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

      "Base Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes.

      "Broken Funding Costs" means for any Purchaser Interest which: (i) has its Capital reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under Article XIII or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the Allocable CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of Allocable CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

      "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

      "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

                                    Exh. I-3

      "Change of Ownership" means, (i) with respect to the Seller, that GELI ceases to own, free and clear of all Adverse Claims, all of the outstanding shares of capital stock of the Seller or (ii) with respect to GELI, that the Provider ceases to own, free and clear of all Adverse Claims, all of the outstanding shares of capital stock of GELI.

      "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Provider.

      "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(h) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for 121 or more days from the due date for such payment.

      "Closing Date" means August 31, 2000.

      "Collection Account" shall have the meaning specified in Section 8.2(g).

      "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI or other form for which the Agent has given its consent, among the Originator, Seller, the Agent and a Collection Account Bank.

      "Collection Account Bank" means the bank holding the Collection Account.

      "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including all yield, finance charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable and including any proceeds of the sale or other disposition of such a Receivable.

      "Collections to Balance Ratio" means, as of the last day of any Accrual Period, (i) the total amount of collections (including recoveries in respect of Charged-Off Receivables) on Receivables received by the Servicer during such Accrual Period divided by (ii) the Outstanding Balance of all Receivables other than Delinquent (181) Receivables as of such day.

      "Commercial Paper" means promissory notes of the Company issued by the Company in the commercial paper market.

                                    Exh. I-4

      "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from (i) Seller and (ii) the Company in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

      "Company" has the meaning set forth in the preamble to this Agreement.

      "Company Residual" means the sum of the Company Transfer Price Reductions.

      "Company Transfer Price" means, with respect to the assignment by Company of one or more Purchaser Interests to the Agent for the benefit of one or more of the Financial Institutions pursuant to Section 13.1, the sum of (i) the lesser of (a) the Capital of each such Purchaser Interest and (b) the Adjusted Liquidity Price of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest.

      "Company Transfer Price Deficit" has the meaning set forth in Section
13.5.

      "Company Transfer Price Reduction" means in connection with the assignment of a Purchaser Interest by Company to the Agent for the benefit of the Financial Institutions, the positive difference (if any) between (i) the Capital of such Purchaser Interest and (ii) the Adjusted Funded Amount for such Purchaser Interest.

      "Concentration Limit" means, in relation to any individual Obligor, and as of any date of determination, an amount equal to 1.0% of the aggregate Outstanding Balance of the Eligible Receivables at such time or such higher percentage of such aggregate Outstanding Balance or higher amount (either, a "Special Concentration Limit") as may be designated by the Agent in a written notice delivered to the Seller. Until the Agent otherwise notifies the Seller in writing, the only Special Concentration Limit shall apply to Receivables the Obligor of which is Microsoft Corporation, and such Special Concentration Limit shall be 2.0% of the Outstanding Balance of Eligible Receivables.

      "Consolidated Charged-Off Receivables" means a Consolidated Receivable of the type described in the definition of Charged-Off Receivable (without regard to whether such Consolidated Receivable is a Receivable).

      "Consolidated Collections to Balance Ratio" means, as of the last day of any Accrual Period, (i) the total amount of collections (including recoveries in respect of Charged-Off Receivables) on Consolidated Receivables received by the Servicer during such Accrual Period divided by (ii) the Outstanding Balance of all Consolidated Receivables other than Consolidated Delinquent (181) Receivables as of such day.

                                    Exh. I-5

      "Consolidated Delinquency Ratio" means, at any time, a percentage equal to
(i) the Outstanding Balance of all Consolidated Delinquent (91-120) Receivables divided by (ii) the aggregate Outstanding Balance of all Consolidated Receivables other than Consolidated Charged-Off Receivables.

      "Consolidated Delinquent (91-120) Receivable" means a Consolidated Receivable as to which any payment, or part thereof, remains unpaid for at least 91 but not more than 120 days from the original due date.

      "Consolidated Delinquent (181) Receivable" means a Consolidated Receivable as to which any payment, or part thereof, remains unpaid for 181 or more days from the original due date.

      "Consolidated Loss to Liquidation Ratio" means, as of the last day of any Accrual Period, a percentage equal to (i) the difference of (x) the amount of Consolidated Receivables which became Consolidated Charged-Off Receivables during such Accrual Period minus (y) the amount of recoveries on Consolidated Charged-Off Receivables during such Accrual Period, loss and destruction fees and late payments actually collected by the Servicer during such Accrual Period divided by (ii) the sum of the aggregate amount of collections on Consolidated Receivables during such Accrual Period and the amount specified in clause (i).

      "Consolidated Receivables" means all Originated Receivables, whether owned by the Seller, the Originator, any Affiliate of the Originator or a third party.

      "Consolidated Three-Month Average Collections to Balance Ratio" means, as of the last day of any Accrual Period, the average of the Consolidated Collections to Balance Ratios for such Accrual Period and each of the two immediately preceding Accrual Periods.

      "Consolidated Three-Month Average Delinquency Ratio" means, as of the last day of any Accrual Period, the average of the Consolidated Delinquency Ratios for such Accrual Period and each of the two immediately preceding Accrual Periods.

      "Consolidated Three-Month Average Loss to Liquidation Ratio" means, as of the last day of any Accrual Period, the average of the Consolidated Loss to Liquidation Ratios for such Accrual Period and each of the two immediately preceding Accrual Periods.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

                                    Exh. I-6

      "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

      "CP Costs" means, for each day, the sum of (i) discount accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Receivables Interest of the Company pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by Company in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

      "Credit and Collection Policy" means Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

      "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. If at any time the Outstanding Balance of, or any accrued Finance Charges on, any Receivable are either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller, Servicer or any subservicer (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), then Seller shall be deemed to have received a Collection of such Receivable in the amount of such reduction or cancellation. If at any time any of the representations or warranties in Article V are no longer true with respect to any Receivable, then Seller shall be deemed to have received a Collection in full of such Receivable (including any accrued Finance Charges). Seller hereby agrees to pay all Deemed Collections immediately to the Servicer for application in accordance with the terms and conditions hereof.

      "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Base Rate.

                                    Exh. I-7

      "Delinquent (61) Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 61 or more days from the original due date.

      "Delinquent (91-120) Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for at least 91, but not more than 120 days from the original due date.

      "Delinquent (121) Receivables" means a Receivable as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date.

      "Delinquent (181) Receivables" means a Receivable as to which any payment, or part thereof, remains unpaid for 181 days or more from the original due date.

      "Designated Obligor" means an Obligor indicated by the Agent to Seller in writing as unacceptable to the Agent.

      "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in the definition of "Deemed Collections".

      "Discount Rate" means, the LIBO Rate or the Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions. Following an Amortization Event, the Discount Rate shall be the Base Rate plus 2%.

      "Discounted Receivables Balance" means, at any time, the discounted present value of the remaining payments which will become due on the Receivables comprising the Net Receivables Balance, which present value shall be established by discounting on a monthly basis such remaining payments using the monthly equivalent of the Receivables Discount Factor as the discount rate. For purposes of calculating the Discounted Receivables Balance, in the event that (1) there are Excess Concentration Balances with respect to Receivables owing from any Obligor or (2) any of the eligibility thresholds established in clauses (i)(d),
(vii)(b), (viii)(a) and (ix) of the definition of Eligible Receivables has been exceeded with respect to any group of Receivables, then the Servicer shall exclude from its computation of Discounted Receivables Balance those remaining payments which will become due on such Receivables which have the latest due dates (the "excluded payments"), until the Servicer has identified a sufficient amount of excluded payments to ensure that the arithmetic sum of all remaining payments on all Receivables included in the Net Receivables Balance (other than excluded payments) does not exceed the Net Receivables Balance (computed on the basis described in the definition thereof).

      "Eligible Receivable" means, at any time, a Receivable:

            (i) for which the Obligor (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an

                                    Exh. I-8

      Affiliate of any of the parties hereto; (c) is not a Designated Obligor; and (d) if a government or a governmental subdivision or agency, is the United States of America, a State or municipality within the United States of America, or an agency or instrumentality of any of the foregoing (provided that the aggregate amount of Eligible Receivables the Obligors of which are described in this clause (d) shall not in any event exceed 1.0% of the aggregate Outstanding Balance of all Receivables at any time),

            (ii) which is denominated and payable only in United States dollars in the United States,

            (iii) the Obligor of which is not the Obligor (a) of any Charged-Off Receivable, (b) with respect to Wireless Receivables, of Receivables more than 30% of which are Delinquent (61) Receivables or (c) with respect to POS Receivables, of any Delinquent (61) Receivables.

            (iv) which is not a Charged-Off Receivable,

            (v) which is not more than 60 days past due,

            (vi) the Obligor of which has made at least one payment,

            (vii) which, if a Wireless Receivable, (a) has an original term which does not exceed 36 months and (b) the Outstanding Balance of which does not, in the aggregate with all other Wireless Receivables, exceed 10.0% of the aggregate Outstanding Balance of all Receivables,

            (viii) which, if a POS Receivable, has (a) an original term which does not exceed 48 months (provided that POS Receivables with original terms of greater than 48 months but not more than 60 months, in an aggregate amount not to exceed 5.0% of the aggregate Outstanding Balance of all Receivables, shall also constitute Eligible Receivables) and (b) a renewal term (if any) which does not exceed 12 months,

            (ix) which, if a POS Receivable, has received a credit score of A, B, C or D under the current credit scoring system utilized by the Servicer and in effect on the date of this Agreement; provided, that (i) no more than 72% in the aggregate of the Outstanding Balance of POS Receivables shall have such credit scores of B, C and D, (ii) no more than 40% in the aggregate of the Outstanding Balance of POS Receivables shall have such credit scores of C and D, and (iii) no more than 27% in the aggregate of the Outstanding Balance of POS Receivables shall have such credit scores of D;

            (x) which has not been modified, amended or extended and have not had any requirements thereof waived,


                                    Exh. I-9

                  (xi) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940,

                  (xii) which is an "account," "chattel paper" or "general intangible" within the meaning of Section 9-105 or 9-106 of the UCC of all applicable jurisdictions,

                  (xiii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                  (xiv) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                  (xv) which satisfies all applicable requirements of the Credit and Collection Policy,

                  (xvi) which was generated in the ordinary course of the Originator's business,

                  (xvii) which arises under a Contract in substantially the form of one of the forms comprising Exhibit IX hereto or otherwise approved by the Agent in writing,

                  (xviii) which, together with the related Contract, (a) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor to pay the full face amount thereof, enforceable against such Obligor in accordance with its terms, and (b) is not prepayable or cancelable and is a "triple net", "hell or high water" obligation, except in each case as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or law);

                  (xix) which arises solely from the sale of goods or the provision of services to the related Obligor by the Originator, and not by any other Person (in whole or in part),

                  (xx) which is not owned by or pledged to any other Person,

                                    Exh. I-10

                  (xxi) as to which the Agent has not notified the Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including because such Receivable arises under a Contract that is not acceptable to the Agent,

                  (xxii) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator or any other Adverse Claim, and the Obligor thereon holds no right as against Originator to cause Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),

                  (xxiii) as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

         (xxiv) all right, title and interest to and in which has been validly transferred by Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Excepted Contract" shall have the meaning specified in Section 5.1(j).

         "Excess Concentration Balances" means at any time the aggregate, with respect to any Obligor, of the amounts, if any, by which the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates exceeds the Concentration Limit (or, if applicable, a Special Concentration Limit) for such Obligor.

         "Facility Termination Date" means the earliest of (i) August 31, 2005,
(ii) the Liquidity Termination Date, (iii) the occurrence of an Amortization Event or (iv) upon 30 Business Days' written notice from the Seller.

         "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve

                                   Exh. I-11

Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means that certain letter agreement dated as of the date hereof among the Seller, the Originator, the Company and the Agent, as it may be amended or modified and in effect from time to time.

         "Finance Charges" means, with respect to a Contract, any finance charges, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract or any service fees related to such Contract.

         "Financial Assets" has the meaning given to such term in Section 8-102 of the UCC.

         "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

         "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of the Company.

         "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to the Company.

         "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

         "GELI" has the meaning set forth in the Preamble to this Agreement.

         "Hedge Account" shall have the meaning set forth in Section 8.2(g) of this Agreement.

         "Hedge Account Intermediary" means Bank One, Arizona, NA, in its capacity as the Securities Intermediary with whom the Hedge Account is established.

         "Hedge Account Required Deposit" shall mean, on any date, the excess, if any, of the Hedge Account Required Balance on such date over the amount of funds then on deposit in the Hedge Account.

         "Hedge Account Required Balance" shall mean, on any date, an amount equal to the product of 2.5 and the Hedge Requirement Purchase Price as of such date.



                                   Exh. I-12

         "Hedging Costs" shall mean all costs incurred in the acquisition of a Interest Rate Hedge pursuant to Section 9.2 of this Agreement and, if such Interest Rate Hedge requires the Seller, the Servicer, the Agent or any Purchaser to make subsequent periodic or lump sum payments, any such payments.

         "Hedge Receipts" shall mean, with respect to any Settlement Date, the aggregate amount of payments received by the Agent or in the Collection Account from the counterparty under any Interest Rate Hedge since the preceding Settlement Date.

         "Hedge Requirement Purchase Price" shall mean, on any date, the cost (as determined by the Agent) on such date of purchasing an interest rate cap having (i) a strike rate equal to the sum of 2.5% and the percentage equivalent of the amount of CP Costs and Yield accruing on Aggregate Capital during the immediately preceding Accrual Period, (ii) a notional amount equal to the Aggregate Capital on such date and (iii) a term equal to 48 months.

         "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Interest Rate Hedge" means an interest rate cap, swap, collar, cash collateral account or other derivative instrument entered into by Seller or Servicer and a counterparty satisfactory to the Agent, having terms and conditions satisfactory to the Agent, and the receipts on which shall constitute Collections for purposes of this Agreement.

         "Interim Report" shall have the meaning set forth in Section 1.2.

         "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and

                                   Exh. I-13

(ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche
Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 2.5% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

         "Liquidity Termination Date" means the earliest of (i) August 29, 2001;
(ii) the occurrence of an Amortization Event, or (iii) upon 30 Business Days' written notice from the Seller.

         "LLC Agreement" means the Operating Agreement dated as of June 26, 2000 between GELI, as the Owner Member, and Peter H. Sorensen, as the Special Member.

         "Lock-Box" means each locked postal box with respect to which a bank has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

         "Lock-Box Account" means each concentration lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

         "Lock-Box Bank" means, at any time, any of the banks holding one or more Lock-Box Accounts.

         "Loss Percentage" means, at any time, 45%.

         "Loss Reserve" means, on any date, an amount equal to the Loss Percentage multiplied by the Discounted Receivables Balance as of the close of business of the Servicer on such date.

         "Loss-to-Liquidation Ratio" means, as at the last day of any Accrual Period, a percentage equal to (i) the difference of (x) the amount of Receivables which became Charged-Off Receivables during such Accrual Period minus (y) the amount of recoveries on Charged-Off Receivables not previously purchased under 2.7(b) during such Accrual Period, loss and destruction fees and late payments actually collected by the Servicer during such Accrual Period, divided by (ii) the sum of the aggregate amount of Collections during such Accrual Period and the amount specified in clause (i).

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement,
(iii) the legality, validity or enforceability of this Agreement or any other



                                   Exh. I-14

Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

         "Monthly Report" means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5. In addition to such other information as may be included therein, each Monthly Report shall set forth the following with respect to the related Calculation Period (as defined in the Receivables Sale Agreement): (i) the aggregate Outstanding Balance of Receivables created and conveyed by the Originator to Seller in purchases pursuant to the Receivables Sale Agreement during such Calculation Period, as well as the Net Receivables Balance included therein, (ii) the aggregate purchase price payable to the Originator in respect of such purchases, specifying the Discount Factor (as defined in the Receivables Sale Agreement) in effect for such Calculation Period and the aggregate Purchase Price Credits (as defined in the Receivables Sale Agreement) deducted in calculating such aggregate purchase price, (iii) the aggregate amount of funds received by the Servicer during such Calculation Period which are to be applied as Reinvestments, (iv) the increase or decrease in the amount outstanding under the Subordinated Note (as defined in the Receivables Sale Agreement) as of the end of such Calculation Period after giving effect to the application of funds toward the aggregate purchase price and the restrictions on Subordinated Loans (as defined in the Receivables Sale Agreement) set forth in Section 1.2(a)(ii) of the Receivables Sale Agreement, and (v) the amount of any capital contribution made by the Originator to Seller as of the end of such Calculation Period pursuant to Section 1.2(b) of the Receivables Sale Agreement.

         "Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate Excess Concentration Balances.

         "Obligations" shall have the meaning set forth in Section 2.1.

         "Obligor" means a Person obligated to make payments pursuant to a Contract.

         "Obligor Owned Equipment" means, with respect to any Receivable, (i) goods (a) which are leased (or sold) to an Obligor under a lease (or in a transaction that involved a loan to the Obligor) that gave rise to such Receivable and (b) which the Originator treats as owned by the Obligor or a third party for federal, state and local income and sales tax purposes and (ii) all financing statements or other filings with respect thereto.

         "Operating Account" means the Originator's demand deposit account no. 936136-2606 at Fleet National Bank.

         "Operating Account Bank" means Fleet National Bank.

                                   Exh. I-15

         "Originated Receivable" means the indebtedness and other obligations owed to the Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or otherwise) whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the provision of financing to a purchaser or lessor of Point of Sale Equipment or Wireless Equipment, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation. Originated Receivable shall also include any such indebtedness and other obligations acquired by any predecessor to the Originator, including any entity from whom the Originator acquired all or substantially of the assets thereof.

         "Originator" means GELI in its capacity as Seller under the Receivables Sale Agreement.

         "Originator Owned Equipment" means, with respect to any Receivable, (i) goods (a) which are leased to an Obligor under a lease that gave rise to such Receivable and (b) which the Originator treats as owned by it for federal, state and local income and sales tax purposes and (ii) all financing statements or other filings with respect thereto.

         "Originator Party" means each of the Provider and the Originator.

         "Outstanding Balance" of any Originated Receivable at any time means the arithmetic sum of all remaining payments which will become due on such Originated Receivable; provided, that payments which will become due on a POS Receivable during its renewal term, if any, shall not be counted for purposes of the definition unless and until such renewal term has commenced.

         "Performance Undertaking" means the Performance Undertaking dated as of August 31, 2000 executed by the Provider in favor of the Agent and the Purchasers.

         "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Point of Sale Equipment" means equipment utilized by merchants to initiate electronic payments.

         "Pool Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Delinquent (91-120) Receivables divided by (ii) the aggregate Outstanding Balance of all Receivables other than Charged-Off Receivables.

                                   Exh. I-16

         "Pool Three-Month Average Collections to Balance Ratio" means, as of the last day of any Accrual Period, the average of the Collections to Balance Ratios for such Accrual Period and each of the two immediately preceding Accrual Periods.

         "Pool Three-Month Average Delinquency Ratio" means, as of the last day of any Accrual Period, the average of the Receivables Delinquency Ratio for such Accrual Period and each of the two immediately preceding Accrual Periods.

         "Pool Three-Month Average Loss to Liquidation Ratio" means, as of the last day of any Accrual Period, the average of the Loss-to-Liquidation Ratios for such Accrual Period and each of the two immediately preceding Accrual Periods.

         "Pooled Commercial Paper" means Commercial Paper notes of the Company subject to any particular pooling arrangement by the Company, but excluding Commercial Paper issued by the Company for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by the Company.

         "POS Contract" means a contract relating to a POS Receivable.

         "POS Obligor" means an Obligor in respect of a POS Receivable.

         "POS Receivable" means a Receivable arising from the lease or sale of Point of Sale Equipment.

         "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

         "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution divided by (ii) the aggregate amount of all Commitments of all Financial Institutions hereunder divided by the Purchase Limit, adjusted as necessary to give effect to the application of the terms of Sections 13.1 or 13.5.

         "Proposed Reduction Date" has the meaning set forth in Section 1.3.

         "Provider" means Hypercom Corporation, a Delaware corporation.

         "Purchase Limit" means $50,000,000.

         "Purchase Notice" has the meaning set forth in Section 1.2.

         "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount



                                   Exh. I-17
requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Discounted Receivables Balance (less the Loss Reserve) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, adjusted on a pro forma basis to give effect to any proposed Incremental Purchase.

         "Purchaser" means the Company or a Financial Institution, as applicable.

         "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:


                                    C
                               ----------
                                 DRB LR

                  where:

                  C        =        the Capital of such Purchaser Interest.

                  LR       =        the Loss Reserve.

                  DRB      =        the Discounted Receivables Balance.

         Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until its Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to its Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding its Amortization Date shall remain constant at all times after such Amortization Date.

         "Receivable" means, at any time, any Originated Receivable then outstanding which Seller has purchased from Originator pursuant to the Sale Agreement, other than any Originated Receivable conveyed by the Seller back to the Originator or to another Person, either pursuant to the terms of the Sale Agreement or with the written consent of the Agent.

         "Receivable Discount Factor," as of any Settlement Date, means a percentage equal to the sum of the following percentages:



                                   Exh. I-18

                           (i) the total of the CP Costs, Yield and Fees
                  allocable to or charged to the Seller during the prior Accrual Period, as a percentage of Aggregate Capital (such percentage equivalent to be provided by the Agent to the Seller);

                           (ii) the percentage equivalent of the Servicing Fee;
                  and

                           (iii) 2.5%.

         "Receivables Delinquency Ratio" means, at any time, a percentage equal to (i) the Outstanding Balance of all Delinquent (91-120) Receivables divided by
(ii) the aggregate Outstanding Balance of all Receivables other than Charged-Off Receivables.

         "Receivables Sale Agreement" means the Receivables Sale Agreement, dated as of the date hereof, between the Originator and Seller.

         "Receiving Account" means each of the Collection Account, the Operating Account and each Lock-Box Account.

         "Receiving Bank" means, at any time, any of the banks holding one or more Receiving Accounts.

         "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

         "Reduction Notice" has the meaning set forth in Section 1.3.

         "Reduction Percentage" means, for any Purchaser Interest acquired by the Financial Institutions from the Company for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the Company Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

         "Reference Bank" means Bank One or such other bank as the Agent shall designate with the consent of Seller.

         "Reinvestment" has the meaning set forth in Section 2.2.

         "Related Equipment" means the Originator Owned Equipment or the Obligor Owned Equipment.

         "Related Security" means, with respect to any Receivable:



                                   Exh. I-19

                           (i) the Collection Account,

                           (ii) all of Seller's interest in the Related
                  Equipment or other inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the Seller or any Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                           (iii) all other security interests or liens and
                  property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                           (iv) all guaranties, letters of credit, insurance and
                  other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                           (v) all service contracts and other contracts and
                  agreements associated with such Receivable,

                           (vi) all Records related to such Receivable,

                           (vii) all of Seller's right, title and interest in,
                  to and under the Receivables Sale Agreement in respect of such Receivable and all of Seller's right, title and interest in, to and under the Performance Undertaking, and each other Transaction Document executed in favor of or otherwise for the benefit of the Seller, and

                           (vii) all proceeds of any of the foregoing.

         "Released Overdue Receivables" shall have the meaning set forth in
Section 2.7(b).

         "Required Financial Institutions" means, at any time, Financial Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

         "Schedule of Aggregate Receivables" has the meaning given to such term in Section 1.5.

         "Securities Intermediary" has the meaning given to such term in Section 8-102 of the UCC.

         "Seller" has the meaning set forth in the preamble to this Agreement.



                                   Exh. I-20

         "Seller Interest" means, at any time, an undivided percentage ownership interest of Seller in the Receivables, Related Security and all Collections with respect thereto equal to (i) one minus (ii) the aggregate of the Purchaser Interests.

         "Seller Parties" has the meaning set forth in the preamble to this Agreement.

         "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

         "Servicing Fee" has the meaning set forth in Section 8.6.

         "Settlement Date" means (A) the fourteenth day of each month (or if such day is not a Business Day, then the next Business Day) and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

         "Settlement Period" means (A) in respect of each Purchaser Interest of the Company, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

         "Special Concentration Limit" has the meaning set forth in the definition of Concentration Limit.

         "Special Member" shall mean the person appointed as Special Member as that term is defined in the LLC Agreement who is not at such time, and has not been at any time, (A) a director, officer, employee or affiliate of Seller, the Originator, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as a Special Member or at any time thereafter while serving as a Special Member) of any of the outstanding common shares or other securities of Seller, the Originator, or any of their respective Subsidiaries or Affiliates.

         "Subsidiary" of a Person means (i) any corporation of which more than 50% of the outstanding securities having ordinary voting power shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization of which more than 50% of the ownership interests having ordinary voting power shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

         "Takeout Financing" means an offering and sale of asset-backed securities utilizing Originated Receivables, which shall result in the conveyance to Originator or a third party of all or substantially all of the Receivables for a purchase price that is not less than the Aggregate Unpaids at such time and the application of the proceeds of such sale to reduce the Aggregate Unpaids to zero.



                                   Exh. I-21

         "Takeout Financing Deadline" means the earlier of (i) April 30, 2001 and (ii) the 30th day following the first date on which the Outstanding Balance of Receivables is equal to or greater than $85,000,000. In the event that, on the earlier of such dates, unfavorable capital markets exist which, in the reasonable discretion of the Agent, prevent the Seller Parties from consummating a Takeout Financing, then the Takeout Financing Deadline shall be extended for an additional 30 days beyond such earlier date (and shall be subject to further extension by reason of the continuation of such disruption until such disruption has ended if the Agent consents to such extension).

         "Terminating Tranche" has the meaning set forth in Section 4.3(b).

         "Third-Party Servicing Costs" means the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables if Seller or one of its Affiliates is not then acting as the Servicer.

         "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution:

                           (a) if Yield for such Purchaser Interest is
                  calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                           (b) if Yield for such Purchaser Interest is
                  calculated on the basis of the Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

         If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest of which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

         "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Performance Undertaking, each Collection Account Agreement or Receiving Account Agreement, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale


                                   Exh. I-22
and all other instruments, documents and agreements executed and delivered in connection herewith.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "Wireless Contract" means a Contract relating to a Wireless Receivable.

         "Wireless Equipment" means electronic paging or messaging devices.

         "Wireless Obligor" means an Obligor in respect of a Wireless
Receivable.

         "Wireless Receivable" means a Receivable arising from the sale or lease of Wireless Equipment.

         "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9. As used herein, "including" shall mean "including, without limitation," and shall not be construed to be an exclusive listing.

                                   Exh. I-23

                                  EXHIBIT II-A

                             FORM OF PURCHASE NOTICE

                                     [Date]



Bank One, NA (Main Office Chicago), as Agent
1 Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois 60670-0596

Attention:        Asset Backed Finance Treasury



                               Re: PURCHASE NOTICE

Ladies and Gentlemen:

         Reference is hereby made to the Receivables Purchase Agreement, dated as of August 31, 2000, (the "Receivables Purchase Agreement," the terms defined therein being used herein as therein defined), by and among the undersigned, as Seller, Golden Eagle Leasing, Inc., as initial Servicer, Falcon Asset Securitization Corporation (the "Company"), certain Financial Institutions parties thereto and Bank One, NA (Main Office Chicago), as Agent (the "Receivables Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

         The Agent is hereby notified of the following Incremental Purchase:

  Purchase Price:                       $

  Date of Purchase:

  Requested Discount Rate:              [LIBO Rate] [Base Rate] [Pooled
                                        Commercial Paper rate]

         Please wire-transfer the Purchase Price (net of any offsets to which you are entitled) in immediately available funds on the above-specified date of purchase to:



                                  Exh. II-A-1

[Account Name]
[Account No.]
[Fleet Boston Bank]
[Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. No. ( )

         Please advise [Name] at telephone no ( )_________________ if Company will not be making this purchase.

         In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the "Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

                  (i) the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

                  (iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%;

                  (iv) either (x) the amount of funds in the Hedge Account on such date shall equal or exceed the Hedge Account Required Balance as of such date or (y) Seller shall have arranged for Interest Rate Hedges in respect of the Receivables which are satisfactory in form and substance to the Agent; and

                  (v) the amount of Aggregate Capital is $          after giving
effect to the Incremental Purchase to be made on the Purchase Date.

                                        Very truly yours,

                                        GOLDEN EAGLE RECEIVABLES LLC

                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:



                                  Exh. II-A-2

                                  EXHIBIT II-B

                             FORM OF INTERIM REPORT

                                  See Attached


                                   Exh. II-B-1

                                  EXHIBIT III

                    PLACES OF BUSINESS OF THE SELLER PARTIES;
                             LOCATIONS OF RECORDS;
                   FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

Places of Business:

         1.       Golden Eagle Receivables LLC
                  90 Grove Street, Suite 2, Ridgefield, CT 06877

         2.       Golden Eagle Leasing, Inc.
                  90 Grove Street, Suite 3, Ridgefield, CT 06877

Locations of Records:

         1.       Golden Eagle Receivables LLC
                  90 Grove Street, Suite 2, Ridgefield, CT 06877

         2.       Golden Eagle Leasing, Inc.
                  90 Grove Street, Suite 3, Ridgefield, CT 06877

Federal Employer Identification Numbers:

         1.       Golden Eagle Receivables LLC None

         2.       Golden Eagle Leasing, Inc. 86-0820606



                                   Exh. III-1

                                   EXHIBIT IV

                         FORM OF HEDGE ACCOUNT AGREEMENT

                                    [To Come]

                                    Exh. IV-1

                                    EXHIBIT V

                         FORM OF COMPLIANCE CERTIFICATE



To:  Bank One, NA (Main Office Chicago), as Agent

         This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of August 31, 2000 among Golden Eagle Receivables LLC (the "Seller"), Golden Eagle Leasing, Inc., as the initial "Servicer" (the Servicer together with the Seller, the "Seller Parties" and each a "Seller Party"), the Purchasers party thereto including Falcon Asset Securitization Corporation, and Bank One, NA (Main Office Chicago), as Agent for such Purchasers (the "Agreement").

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected                        of Seller.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller during the accounting period covered by the attached financial statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

         4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                    Exh. V-1

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this
Certificate in support hereof, are made and delivered this    day of      ,    .

                                      GOLDEN EAGLE RECEIVABLES LLC



                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:

                                    Exh. V-2

                                   EXHIBIT VI

                         FORM OF COLLECTION ACCOUNT AGREEMENT

                                    [To Come]

                                    Exh. VI-1

                                   EXHIBIT VII

                          FORM OF ASSIGNMENT AGREEMENT

                  THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement) is entered into as of the___ day of____________,____, by and between_____________________ ("Seller") and __________________ ("Purchaser").

         PRELIMINARY STATEMENTS

                  A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of August 31, 2000 by and among Golden Eagle Receivables LLC ("GERL"), Golden Eagle Leasing, Inc., Falcon Asset Securitization Corporation, Bank One, NA (Main Office Chicago) as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

                  B. The Seller is a Financial Institution party to the Purchase Agreement, and the Purchaser wishes to become a Financial Institution thereunder; and

                  C. The Seller is selling and assigning to the Purchaser an undivided______% (the "Transferred Percentage") interest in all of Seller's rights and obligations under the Purchase Agreement and the Transaction Documents, including the Seller's Commitment and (if applicable) the Capital of the Seller's Purchaser Interests as set forth herein;

                  The parties hereto hereby agree as follows:

                  1. This sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to the Company, the Seller and the Purchaser. From and after the Effective Date, the Purchaser shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if the Purchaser were an original party thereto and the Purchaser agrees to be bound by all of the terms and provisions contained therein.
                  2. If the Seller has no outstanding Capital under the Purchase Agreement, on the Effective Date, Seller shall be deemed to have hereby transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred

                                   Exh. VII-1

Percentage of the Seller's Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including the Transferred Percentage of the Seller's future funding obligations under Section 4.1 of the Purchase Agreement.

                  3. If the Seller has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of the Seller, on the Effective Date the Purchaser shall pay to the Seller, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of the Seller's Purchaser Interests (such amount being hereinafter referred to as the "Purchaser's Capital"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to the Purchaser's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of the Purchaser's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Purchaser's Acquisition Cost"); whereupon, the Seller shall be deemed to have sold, transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller's Commitment and the Capital of the Seller's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including the Transferred Percentage of the Seller's future funding obligations under Section 4.1 of the Purchase Agreement.

                  4. Concurrently with the execution and delivery hereof, the Seller will provide to the Purchaser copies of all documents requested by the Purchaser which were delivered to such Seller pursuant to the Purchase Agreement.

                  5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

                  6. By executing and delivering this Assignment Agreement, the Seller and the Purchaser confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, the Seller makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchaser, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) the Seller makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, GERL, any GERL Affiliate or the performance or observance by the Seller, any Obligor, GERL, any GERL Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) the Purchaser confirms that it has received a copy of the Transaction Documents,

                                   Exh. VII-2
together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) the Purchaser will, independently and without reliance upon the Agent, the Company, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) the Purchaser appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) the Purchaser appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (g) the Purchaser agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

                  7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including Sections 4.1, 13.1 and 14.6 thereof.

                  8. Schedule I hereto sets forth the revised Commitment of the Seller and the Commitment of the Purchaser, as well as administrative information with respect to the Purchaser.

                  9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

                  10. The Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                                   Exh. VII-3

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                    [SELLER]

                                   By:
                                      -----------------------------------------
                                      Title:
                                            -----------------------------------


                                   [Purchaser]

                                   By:
                                      -----------------------------------------
                                      Title:
                                            -----------------------------------

                                   Exh. VII-4

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS



DATE:             ,



TRANSFERRED PERCENTAGE:                     %


                    A-1                       A-2                        B-1                       B-2
                                                                     OUTSTANDING
                  COMMITMENT                COMMITMENT                 CAPITAL                   RATABLE
SELLER             EXISTING                  REVISED               (IF ANY) SHARE
------             --------                  -------               --------------               ---------



                    A-1                                                     B-1                        B-2
                                                                        OUTSTANDING
                  COMMITMENT                                                CAPITAL                   RATABLE
PURCHASER         EXISTING                                              (IF ANY) SHARE
------            ----------                                            --------------               ---------




ADDRESS FOR NOTICES

--------------------------

--------------------------

--------------------------

Attention:
Phone:
Fax:

                                   Exh. VII-5

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE

TO:                        , Seller
   ------------------------

   ------------------------

   ------------------------

   ------------------------

TO:                        ,  Purchaser
   ------------------------

   ------------------------

   ------------------------

   ------------------------

                  The undersigned, as Agent under the Purchase Agreement dated as of August 31, 2000 by and among Golden Eagle Receivables LLC, Golden Eagle Leasing, Inc., Falcon Asset Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions made a party thereto from time to time, hereby acknowledges receipt of executed counterparts of a
completed Assignment Agreement dated as of            ,
between                  , as Seller, and                   , as Purchaser.
Terms defined in such Assignment Agreement are used herein as therein defined.

                  1. Pursuant to such Assignment Agreement, you are advised that
the Effective Date will be              ,       .

                  2. The Company hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Purchase Agreement.

                  3. Pursuant to such Assignment Agreement, the Purchaser is
required to pay $             to the Seller at or before 12:00 noon (local time
of the Seller) on the Effective Date in immediately available funds.

                                      Very truly yours,

                                      BANK ONE, NA (MAIN OFFICE CHICAGO),
                                      individually and as Agent

                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------


                                      FALCON ASSET SECURITIZATION CORPORATION



                                      By:
                                         --------------------------------------
                                         Authorized Signatory

                                   Exh. VII-6

                                  EXHIBIT VIII

                          CREDIT AND COLLECTION POLICY

                                  See Attached

                                   Exh. VIII-1

                                   EXHIBIT IX

                               FORM OF CONTRACT(S)

                                  See Attached

                                    Exh.IX-1

                                    EXHIBIT X

                             FORM OF MONTHLY REPORT

                                  See Attached




                                    Exh.X-2

                                   EXHIBIT XI

                         FORM OF PERFORMANCE UNDERTAKING


         This Performance Undertaking (this "Undertaking"), dated as of August 31, 2000, is executed by Hypercom Corporation, a Delaware corporation (the "Provider") in favor of Bank One NA (Main Office Chicago), as Agent (together with its successors and assigns, "Recipient").

                                    RECITALS

         1. Golden Eagle Leasing, Inc. an Arizona corporation ("Originator") and Golden Eagle Receivables LLC ("SPC") have entered into a Receivables Sale Agreement, dated as of August 31, 2000 (as amended, restated or otherwise modified from time to time, the "Sale Agreement"), pursuant to which Originator, subject to the terms and conditions contained therein, is selling its right, title and interest in certain of its accounts receivable to SPC.

         2. SPC, Recipient, Falcon Asset Securitization Corporation, Originator and the Financial Institutions party thereto have entered into a Receivables Purchase Agreement, dated as of August 31, 2000 (as amended, restated or otherwise modified from time to time, the "Purchase Agreement"), pursuant to which SPC, subject to the terms and conditions contained therein, is selling to the Agent on behalf of the Purchasers an undivided interest in certain of its accounts receivable.

         3. Originator is a Subsidiary of Provider and Provider is expected to receive substantial direct and indirect benefits from the sale of Receivables by Originator to SPC pursuant to the Sale Agreement (which benefits are hereby acknowledged).

         4. As an inducement for Recipient to purchase interests in Receivables pursuant to the Purchase Agreement, Provider has agreed to guaranty the due and punctual performance by Originator of its obligations under the Purchase Agreement and its Servicing Related Obligations (as hereinafter defined).

         5. Provider wishes to guaranty the due and punctual performance by Originator of its obligations to Recipient under or in respect of the Purchase Agreement and its Servicing Related Obligations (as hereinafter defined), as provided herein.

                                    AGREEMENT

         NOW, THEREFORE, Provider hereby agrees as follows:


                                   Exh. XI-1

                  Section 1. Definitions. Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Purchase Agreement or the Purchase Agreement (as hereinafter defined). In addition:

         "Obligations" means, collectively, (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by Originator under and pursuant to the Sale Agreement and each other document executed and delivered by Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (ii) all obligations of Originator (1) as Servicer under the Purchase Agreement or (2) which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of the Purchase Agreement as a result of its termination as Servicer (all such obligations collectively, the "Servicing Related Obligations").

                  Section 2. Guaranty of Performance of Obligations. Provider hereby guarantees to Recipient, the full and punctual payment and performance by Originator of the Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of Originator under the Agreements and each other document executed and delivered by Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by Originator to Recipient, the Agent or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agent or any Purchaser in favor of Originator or any other Person or other means of obtaining payment. Should Originator default in the payment or performance of any of the Obligations, Recipient (or its assigns) may cause the immediate performance by Provider of the Obligations and cause any payment Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Provider. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Provider shall not be responsible for any Obligations to the extent the failure to perform such Obligations by Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, that nothing herein shall relieve Originator from performing in full its Obligations under the Sale Agreement or Provider of its undertaking hereunder with respect to the full performance of such duties.

                  Section 3. Provider's Further Agreements to Pay. Provider further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by Recipient in connection with the Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Base Rate plus 2% per annum, such rate of interest changing when and as the Base Rate changes.


                                   Exh. XI-2

                  Section 4. Waivers by Provider. Provider waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Amortization Event, other default or omission by Originator or asserting any other rights of Recipient under this Undertaking. Provider warrants that it has adequate means to obtain from Originator, on a continuing basis, information concerning the financial condition of Originator, and that it is not relying on Recipient to provide such information, now or in the future. Provider also irrevocably waives all defenses
(i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Provider and without relieving Provider of any liability under this Undertaking, to deal with Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Provider agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Amortization Event, or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Provider may have at any time against Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Provider shall have had notice or knowledge of any act or omission referred to in the foregoing clauses
(a) through (i) of this Section 4.

                  Section 5. Unenforceability of Obligations Against Originator. Notwithstanding (a) any change of ownership of Originator or the insolvency, bankruptcy or any other change in the legal status of Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of Originator or Provider to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with


                                    Exh. XI-3
the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Provider. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Originator or for any other reason with respect to Originator, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Provider.

                  Section 6. Representations and Warranties. Provider hereby represents and warrants to Recipient that:

                           (a) Existence and Standing. Provider is a corporation
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                           (b) Authorization, Execution and Delivery; Binding
Effect. Provider has the corporate power and authority and legal right to execute and deliver this Undertaking, perform its obligations hereunder and consummate the transactions herein contemplated. The execution and delivery by Provider of this Undertaking, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and Provider has duly executed and delivered this Undertaking. This Undertaking constitutes the legal, valid and binding obligation of Provider enforceable against Provider in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

                           (c) No Conflict; Government Consent. The execution
and delivery by Provider of this Undertaking and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it,
(iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and, do not result in the creation or imposition of any Adverse Claim on assets of Provider.

                           (d) Financial Statements. The consolidated financial
statements of Provider and its consolidated Subsidiaries dated as of December 31, 1999 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Provider and its consolidated Subsidiaries as of such date and for the period ended on such date. Since the later of (i) June


                                   Exh. XI-4

30, 2000 and (ii) the last time this representation was made or deemed made, no event has occurred which would or could reasonably be expected to have a Material Adverse Effect.

                           (e) Taxes. Provider has filed all United States
federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Provider or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of Provider have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1995. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Provider in respect of any taxes or other governmental charges are adequate.

                           (f) Litigation and Contingent Obligations. Except as
disclosed in the filings made by Provider with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Provider's knowledge threatened against or affecting Provider or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Provider and its Subsidiaries taken as a whole, (ii) the ability of Provider to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder. Provider is not default with respect to any order of any court, arbitrator or governmental body and does not have any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6(d).

                  Section 7. Covenants. The Provider hereby covenants and agrees for the benefit of the Purchasers, until all of the Obligations have been satisfied in full and the Purchase Agreement has been terminated, as follows:

                  Section 7.1 Financial Reporting. It will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

                           (a) Annual Reporting. Within 90 days after the close
of each of its fiscal years, a complete copy of the Provider consolidated audit report, which shall include at least the Provider consolidated balance sheet, income statement and statement of cash flow for such year, examined in accordance with generally accepted auditing standards by an independent public accountant of international reputation selected by the Provider and reasonably acceptable to the Agent, together with the certificate described in clause (c) below. Such auditor's report shall be free from exceptions, reservations or qualifications as a result of which the auditor is unable to conclude that the financial statements fairly present or adequately disclose the financial condition of the Provider and its consolidated Subsidiaries and shall not be limited because of restricted or limited access by such accountant to any material portion of the Provider's or any of its Subsidiary's records.


                                   Exh. XI-5

                           (b) Quarterly Reporting. Within 60 days after the
close of each of the first three quarterly periods of each of its fiscal years, the Provider's unaudited consolidated balance sheet, income statement and statement of cash flow for such quarter and that portion of the fiscal year ending with such quarter, certified by the chief financial officer of the Provider as being complete and correct and fairly presenting the Provider's and its consolidated Subsidiaries' financial condition and results of operations as of the end of such quarter and for that portion of the fiscal year ending with such quarter, together with the certificate described in clause (c) below.

                           (c) Compliance Certificate. Together with the
financial statements required to be delivered under clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit A hereto signed by the Provider's chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                           (d) Shareholders Statements and Reports. Promptly
upon the furnishing thereof to the shareholders of the Provider, copies of all financial statements, reports and proxy statements so furnished.

                           (e) S.E.C. Filings. Promptly upon the filing thereof,
copies of all registration statements, notices of securities issuance, annual, quarterly, monthly or other regular reports, if any, which the Provider or any of its Subsidiaries files with the Securities and Exchange Commission.

                           (f) Notices under Transaction Documents. Forthwith
upon its receipt of any notice, request for consent, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or any Purchaser, copies of the same (other than any such notice, request, certification, report or other communication delivered by or in connection with any Obligor that does not indicate the occurrence or the likely occurrence of a material adverse effect on the collectibility of a material portion of Receivables attributable to such Obligor).

                           (g) Notice of Downgrade of Provider. Provider will
notify the Purchasers in writing of any downgrade in any rating that may be assigned to any Indebtedness of the Provider, by Standard and Poor's Ratings Services or by Moody's Investors Service, Inc., setting forth the indebtedness and the nature of such change. Such notice shall be delivered promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto.

                           (h) Change in Credit and Collection Policy. At least
thirty (30) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a Copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.


                                   Exh. XI-6

                           (i) Other Information. Such other information
(including non-financial information) as the Agent (or any of its assignees) may from time to time reasonably request.

                  Section 7.2 Notices. Until all of the Obligations have been indefeasibly paid and performed in full and until all other obligations of the Provider under this Performance Undertaking have been performed, the Provider agrees that it shall notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto.

                           (a) Judgments and Proceedings.

                           (i) The entry of any judgment or decree against the
Provider or any Subsidiary of the Provider; or the institution of any litigation, arbitration proceeding or governmental proceeding against the Provider or any Subsidiary of the Provider if the aggregate amount of all judgments and decrees then outstanding against the Provider or any Subsidiary of the Provider exceeds $500,000.

                                    (ii) Material Adverse Effect. The occurrence
                  of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

                  Section 7.3 Financial Covenants. Until all of the Obligations have been indefeasibly paid and performed in full and until all other obligations of the Provider under this Performance Undertaking have been performed, the Provider agrees that, unless the Agent shall otherwise consent in writing, it shall, and shall permit any of its Subsidiaries to maintain:

                           (a) Tangible Net Worth. A minimum Tangible Net Worth
in an amount equal to the sum of (i) $170,000,000.00 and (ii) the aggregate of forty percent (40.0%) of the consolidated Net Income of Provider for each fiscal year, commencing with that fiscal year ending December 31, 2000. Tangible Net Worth shall not be reduced by any Net Income for the fiscal year that is less than zero (i.e., a net deficit or loss) in other words, if Net Income in any fiscal year is less than zero, such Net Income shall, for purposes of Section
7.3 be deemed to be zero.

                           (b) EBITDA Ratio. A maximum EBITDA Ratio of 4:00 to
1.0 as of the end of any fiscal quarter (commencing with the fiscal quarter ending June 30, 2000) ending prior to December 31, 2000 and 3.75 to 1.0 as of the end of any fiscal quarter ending on or after December 31, 2001.

                           (c) Interest Coverage Ratio. A minimum interest
coverage ratio of 2.0 to l.0 as of the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2000. This ratio shall be calculated on a rolling four quarter basis by dividing (i) EBITDA for the four fiscal quarters ending on the applicable quarter end date, by (ii) the Interest Expense for such four fiscal quarters, all on a consolidated basis.


                                   Exh. XI-7

                           (d) Definitions. As used herein, the following terms
shall have the meanings specified below.

         "Capital Lease Obligations" means, as of the date of calculation, any and all lease obligations of the Related Parties on a consolidated basis that, in accordance with GAAP, have been or are required to be capitalized on the books of the Related Parties.

         "Cirilium" means a joint venture between Provider and Inter-Tel Corporation.

         "Domestic" means any entity formed under the laws of a state of the United States of America.

         "EBITDA" means for any period Net Income for such period plus to the extent deducted from revenues in determining such Net Income: (i) Interest Expense, (ii) expenses for income taxes paid or accrued, (iii) deprecation, (iv) amortization, and (v) extraordinary losses incurred other than in the ordinary course of business (including foreign currency translation losses and Non-Cash Losses related to Borrower's share of equity losses of Cirilium), and less to the extent included in Net Income, extraordinary gains realized other than in the ordinary course of business (including foreign currency translation gains and Non-Cash Gains related to Borrower's share of equity profits of Cirilium), all calculated for the Borrower and its Subsidiaries on a consolidated basis.

         "EBITDA Ratio" means, as of the last day of any fiscal quarter of Provider, the ratio of (i) the sum of Indebtedness less Eligible Marketable Securities as of the last day of such fiscal quarter to (ii) EBITDA, determined on a consolidated basis in accordance with GAAP, for the prior twelve (12) month period ending on such date.

         "Eligible Marketable Securities" means the sum of (a) all cash and Marketable Securities held by a Domestic Related Party which are (i) not subject to any offset or restriction and (ii) subject to a perfected security interest in favor of the Agent for the benefit of the Banks and not to any other Lien, less (b) $5,000,000.00; where "Marketable Securities" means: (A) commercial paper: securities related in the highest short-term debt category by at least two for the six Nationally Recognized Statistical Rating Organizations, those being: Moody's, S&P, Duff & Phelps, Fitch, Thomson Bank Watch, and International Bank Credit Analysis; (B) asset-backed securities: issues with a credit rating of AAA or better by Moody's or S&P; (C) corporate notes: securities with a credit rating of A or better by Moody's or S&P; or (D) money market: funds investing in like instruments.

         "Intangible Assets" means all intangible assets under GAAP, provided, that regardless of GAAP, Intangible Assets shall include: copyrights; franchises; goodwill; licenses; loan origination fees; non-competition covenants; organization or formation expenses; patents; shares of the capital stock of Provider; service marks; service names; trademarks; tradenames; write-up in the book value of any asset in excess of the acquisition cost of the asset to Provider; any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Provider; unamortized debt discount; deferred discount; computer software; and


                                    Exh. XI-8
research and development costs and expenses.

         "Interest Expense" means, for any period, (determined on a consolidated and combined basis, without duplication, in accordance with GAAP) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations but excluding the capitalization and amortization of any capitalized financing fees) accrued or capitalized during such period (whether or not actually paid during such period).

         "Lien" means each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and (iii) any option, right of first refusal, or other interest or right.

         "Net Income" means, for any period, the net income or net loss for such period of the Provider, on a consolidated basis, determined in conformity with GAAP.

         "Net-Cash Gain" means any gain recognized by any Related Party, including without limitation any profit related to Cirilium.

         "Non-Cash Loss" means any loss recognized by any Related Party, including without limitation any loss related to Cirilium.

         "Related Party" means any of Provider and each subsidiary of Provider consolidated or combined with Provider in the audited financial statements initially delivered by Provider to the Banks and "Related Parties" means, collectively, all such Persons (in each case, other than any special purpose entity formed for the purpose of entering into any securitization transaction).

         "Tangible Net Worth" means (i) the sum of all consolidated capital accounts of the Provider (including, without limitation, any paid-in capital, capital surplus, and retained earnings but excluding for the avoidance of doubt, Treasury Stock), less (ii) the sum of the value on Provider's books of all consolidated Intangible Assets.

                  Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full Provider: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agent or any Purchaser against Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agent and the Purchasers against Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which Provider might now have or hereafter acquire against Originator that arise from the existence


                                    Exh. XI-9
or performance of Provider's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against Originator in respect of any liability of Provider to Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Beneficiaries, the Agent or the Purchasers. The payment of any amounts due with respect to any indebtedness of Originator now or hereafter owed to Provider is hereby subordinated to the prior payment in full of all of the Obligations. Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Provider will not demand, sue for or otherwise attempt to collect any such indebtedness of Originator to Provider until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Provider shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Provider as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Obligations without affecting in any manner the liability of Provider under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Provider.

                  Section 9. Termination of Performance Undertaking. Provider's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Purchase Agreement is terminated,provided, that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Provider under this Undertaking.

                  Section 10. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of Originator and the commencement of any case or proceeding by or against Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Originator is subject shall postpone the obligations of Provider under this Undertaking.

                  Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Provider (any such notice being expressly waived by Provider) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Provider under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

                  Section 12. Taxes. All payments to be made by Provider hereunder shall be made free


                                   Exh. XI-10
and clear of any deduction or withholding. If Provider is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

                  Section 13. Further Assurances. Provider agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Provider as Recipient may reasonably request. Provider also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

                  Section 14. Successors and Assigns. This Performance Undertaking shall be binding upon Provider, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Provider may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.

                  Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Provider therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agent and Provider. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  Section 16. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Provider, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Provider or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective
(1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three
(3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

                  SECTION 17. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.


                                   Exh. XI-11

                  SECTION 18. CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

                  Section 19. Bankruptcy Petition. Provider hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of FALCON, it will not institute against, or join any other Person in instituting against, FALCON any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 20. Miscellaneous. This Undertaking constitutes the entire agreement of Provider with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Provider's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Provider or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Undertaking.

                                     * * * *


                                   Exh. XI-12

         IN WITNESS WHEREOF, Provider has caused this Undertaking to be executed and delivered as of the date first above written.




                                             HYPERCOM CORPORATION



                                             By:_______________________________
                                             Name:
                                             Title:
                                             Address:







                                   Exh. XI-13

                      EXHIBIT A TO PERFORMANCE UNDERTAKING

                         FORM OF COMPLIANCE CERTIFICATE

To: Bank One, NA (Main Office Chicago), as Agent

         This Compliance Certificate is furnished pursuant to that certain Performance Undertaking dated as of August 31, 2000 executed by Hypercom Corporation (the "Provider") in favor of Bank One NA, as Agent.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected __________________ of Provider.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Provider during the accounting period covered by the attached financial statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

         4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with Sections 7.2(a), (b) and (c) covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Provider has taken, is taking, or proposes to take with respect to each such condition or event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   Exh. XI-14

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this
Certificate in support hereof, are made and delivered this      day of         ,
     .


                                             HYPERCOM CORPORATION



                                             By:_______________________________
                                             Name:
                                             Title:


                                   Exh. XI-15

                         SCHEDULE I TO COMPLIANCE REPORT


A. Schedule of Compliance as of__________,____ with Section 7.1(c) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: _________




                                   Exh. XI-16

                                   SCHEDULE A

                      COMMITMENTS OF FINANCIAL INSTITUTIONS


--------------------------------------------------------------------------------
      Financial Institution                                    Commitment
--------------------------------------------------------------------------------
Bank One, NA (Main Office Chicago)                            $51,000,000
--------------------------------------------------------------------------------

                                   SCHEDULE B

                     DOCUMENTS TO BE DELIVERED TO THE AGENT
                       ON OR PRIOR TO THE INITIAL PURCHASE

PART I: DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE RECEIVABLES SALE AGREEMENT

1. Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

2. Copy of the Resolutions of the Board of Directors of Originator certified by its Secretary, authorizing Originator's execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder.

3. Articles of Certificate of Incorporation of Originator certified by the Secretary of State of the jurisdiction of incorporation of Originator on or within thirty (30) days prior to the initial Purchase (as defined in the Receivables Sale Agreement).

4. Good Standing Certificate for Originator issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

         a.       Arizona
         b.       Connecticut

5. A certificate of the Secretary of Originator certifying: (i) the names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it thereunder and (ii) a copy of Originator's By-Laws.

6. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Originator from the following jurisdictions:

         a.       Arizona
         b.       Connecticut

7. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase (as defined in the Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Seller (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

8. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Originator.

9. A favorable opinion of legal counsel for Originator reasonably acceptable to Seller (or its assigns) which addresses the following matters and such other matters as Seller (or its assigns) may reasonably request:

                  -- Originator is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

                  -- Originator has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on Originator's business.

                  -- The execution and delivery by Originator of the Receivables Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of Originator and will not:

                           (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                           (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon Originator; or

                           (c) result in the creation or imposition of any Adverse Claim on assets of Originator or any of its Subsidiaries (except as contemplated by the Receivables Sale Agreement).

                  -- The Receivables Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Originator and constitutes the legal, valid, and binding obligation of Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  -- The provisions of the Receivables Sale Agreement are effective to create a valid security interest in favor of Seller in all Receivables and upon the filing of financing statements, Seller shall acquire a first priority, perfected security interest in such Receivables.

                  -- To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against Originator or any Affiliate of Originator, which would materially adversely affect the business or financial condition of Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of Originator to perform its obligations under the Receivables Sale Agreement.

10. A "true sale" opinion and "substantive consolidation" opinion of counsel for Originator with respect to the transactions contemplated by the Receivables Sale Agreement.

11.      A Compliance Certificate.

12. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.

13. Executed copies of the LLC Agreement (as defined in the Receivables Sale Agreement).

14. Executed copies of the Subordinated Note (as defined in the Receivables Sale Agreement) by Seller in favor of Originator.

15.      Initial Notice of Sale, with attachments.

16. A direction letter executed by Originator authorizing Seller (and its assignees) and directing warehousemen to allow Seller (and its assignees) to inspect and make copies from Originator's books and records maintained at off-site data processing or storage facilities.

17. Executed three party blocked account services agreement (Collection Account Agreement).

PART II:  DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE AGREEMENT

1.       Executed copies of the Agreement, duly executed by the parties thereto.

2. Copy of the Resolutions of the Board of Directors of each Seller Party and Provider certified by its Secretary authorizing such Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

3. Articles or Certificate of Incorporation of each Seller Party and Provider certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Incremental Purchase.

4. Good Standing Certificate for each Seller Party and Provider issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

         1.       Seller:
         2.       Servicer:
         3.       Provider:

5. A certificate of the Secretary of each Seller Party and Provider certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person's By-Laws.

6. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Seller Party from the following jurisdictions:

         1.       Seller: Connecticut, Arizona, Delaware
         2.       Servicer: Connecticut, Arizona

7. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Incremental Purchase in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

8. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Seller.

9.       Executed copies of Lock-Box Account Agreements for each Lock-Box
         Account.

10. A favorable opinion of legal counsel for the Seller Parties and Provider reasonably acceptable to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:

                  -- Each Seller Party and Provider is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

                  -- Each Seller Party and Provider has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Person's business.

                  -- The execution and delivery by each Seller Party and Provider of this Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Person and will not:

                           (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                           (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or

                           (c) result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by this Agreement).

                  -- This Agreement and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  -- The provisions of the Agreement are effective to create a valid security interest in favor of the Agent for the benefit of the Purchasers in all Receivables, and upon the filing of financing statements, the Agent for the benefit of the Purchasers shall acquire a first priority, perfected security interest in such Receivables.

                  -- To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against any Seller Party, Provider or any of their respective Affiliates, which would materially adversely affect the business or financial condition of such Person and its Affiliates taken as a whole or which would materially adversely affect the ability of such Person to perform its obligations under any Transaction Document to which it is a party.

11. If requested by Company or the Agent, a favorable opinion of legal counsel for each Financial Institution, reasonably acceptable to the Agent which addresses the following matters:

                  -- This Agreement has been duly authorized by all necessary corporate action of such Financial Institution.

                  -- This Agreement has been duly executed and delivered by such Financial Institution and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of such Financial Institution, enforceable against such Financial Institution in accordance with its terms.

12.      A Compliance Certificate.

13.      The Fee Letter.

14.      A Monthly Report as at July 31, 2000.

15. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

16. A direction letter executed by Seller and the Servicer authorizing the Agent and Company, and directing warehousemen to allow the Agent and Company to inspect and make copies from Seller's books and records maintained at off-site data processing or storage facilities.

17. For each Purchaser that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Purchaser is entitled to receive payments under the Agreement without deduction or withholding of any United States federal income taxes.

18. Executed copies of the Performance Undertaking, duly executed by the parties thereto.